Exhibit 99.2

Johnson Controls Announces Joakim Weidemanis as Next CEO

Weidemanis, Danaher Veteran, to Succeed George R. Oliver

CORK, Ireland, Feb. 5, 2025 – Johnson Controls (NYSE: JCI), a global leader for smart, healthy and sustainable buildings, today announced that its Board of Directors has appointed Joakim Weidemanis as Chief Executive Officer effective March 12, 2025, following the Company’s Annual General Meeting of Shareholders. He succeeds George R. Oliver following a thorough succession planning process.

Oliver, who led the Company’s successful transformation into a pure-play building solutions provider, will continue to serve as Non-Executive Chairman of the Board until July 31, 2025. At that time, he will be succeeded as Chairman by Mark P. Vergnano, who has served on the Johnson Controls Board since 2016. Oliver will remain as an advisor to the Company until Dec. 31, 2025, to provide ongoing support and ensure a smooth leadership transition.

Weidemanis is a seasoned operator with a successful track record in leading global technology-driven businesses and delivering profitable growth. He held several executive leadership roles over his 13-year career at Danaher Corporation providing him with extensive experience scaling global companies from a foundation of customer orientation, innovation and efficiency. He most recently served as Executive Vice President, Diagnostics and China at Danaher, where he was responsible for operational leadership of an approximately $15 billion group across eight global technology businesses. Through acquisitions and organic growth, the revenue of Danaher’s Diagnostics business grew significantly over a four-year period during his leadership. Earlier in his career, he held executive positions of increasing operational responsibility at Mettler Toledo and ABB. Weidemanis has lived and worked in the United States, Europe and Asia over the course of his approximately 30-year career.

“The Board identified Joakim as uniquely suited to lead Johnson Controls during its next chapter of growth as a pure-play provider of comprehensive solutions for commercial buildings,” said Jürgen Tinggren, lead independent director of the Johnson Controls Board. “Joakim’s approach to leading service-oriented businesses aligns well with both the Johnson Controls approach and our end-to-end operating model. Throughout his career, he has demonstrated remarkable ability as an operator of large global businesses, scaling both organically and inorganically, and is adept in shaping product portfolios and leveraging technology to deliver best-in-class financial performance.”

Tinggren continued, “As we have made substantial progress in our transformation, George has set the stage for Johnson Controls to capitalize on the opportunities ahead. On behalf of the Johnson Controls Board, we thank him for his remarkable leadership over the last eight years.”

“As I come to know Johnson Controls, I am energized by its mission-driven culture and strong 140-year legacy of developing market-leading technology and solutions that enable customers to manage their facilities in a smarter, more sustainable and more productive way,” said Weidemanis. “I am deeply passionate about leading global technology-driven businesses that help customers advance their goals and make a meaningful, positive impact on society. I look forward to leveraging my experience and the foundation George and the team have built to deliver on the company’s full potential for customers, employees and shareholders.”

“Joakim is the ideal person to lead Johnson Controls as CEO,” said Oliver. “The efforts we have made over the past eight years have transformed Johnson Controls into a simpler, more profitable and faster growing Company better able to deliver on our financial and operational objectives. As we build on the momentum from fiscal 2024, I look forward to working with Joakim and the team to ensure a smooth leadership transition and a promising future for Johnson Controls.”

Fiscal First Quarter Results and Full Year 2025 Financial Guidance

In a separate press release issued today, Johnson Controls reported fiscal first quarter 2025 earnings results and provided financial guidance for fiscal second quarter 2025 and updated full year 2025 guidance.

About Joakim Weidemanis

Joakim most recently served as Executive Vice President and Corporate Officer of Danaher Corporation. While at Danaher, he served as President - Videojet from 2011 to 2016, Group Executive & Vice President – Product Identification Platform from 2014 to 2017, and various Executive Vice President roles from 2017 to 2024. Earlier in his career, he served as Head of Product Inspection and Corporate Officer of Mettler Toledo from 2005 to 2011. Joakim joined ABB in 1995, serving in various operating and corporate development roles from 1995 to 2005, most recently as President and Managing Director. Joakim also currently serves as a non-executive Board Member of ASSA ABLOY Group since April 2020.

About Mark P. Vergnano

Mark served as the Chairman of the Board of The Chemours Company, a titanium technologies, fluoroproducts, and chemical solutions producer, from July 2021 until his retirement in April 2022. Previously, Mark served as the President and Chief Executive Officer of Chemours from July 2015 to July 2021. He served as Executive Vice President, E. I. du Pont de Nemours and Company from 2009 to June 2015. Mark joined DuPont in 1980 as a process engineer and held a variety of manufacturing, technical and management assignments throughout multiple global locations in DuPont’s organization. Mark is currently a director of Waters Corporation, a specialty measurement company. Mark is a former Chairman of the Board of Directors for the National Safety Council, and the American Chemistry Council and the Future of Stem Scholars Initiative. He is the founding chair of the Vergnano Institute for Inclusion at the University of Connecticut.

About Johnson Controls:
At Johnson Controls (NYSE:JCI), we transform the environments where people live, work, learn and play. As the global leader in smart, healthy and sustainable buildings, our mission is to reimagine the performance of buildings to serve people, places and the planet.
Building on a proud history of 140 years of innovation, we deliver the blueprint of the future for industries such as healthcare, schools, data centers, airports, stadiums, manufacturing and beyond through OpenBlue, our comprehensive digital offering.
Today, Johnson Controls offers the world`s largest portfolio of building technology and software as well as service solutions from some of the most trusted names in the industry.
Visit www.johnsoncontrols.com for more information and follow @Johnson Controls on social platforms.

Caption: Joakim Weidemanis

INVESTOR CONTACT:	MEDIA CONTACT:

Jim Lucas	Danielle Canzanella
Direct: +1 414.340.1752	Direct: +1 414.524.8687
Email: jim.lucas@jci.com	Email: danielle.canzanella@jci.com

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JOHNSON CONTROLS INTERNATIONAL PLC CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Johnson Controls International plc has made statements in this communication that are forward-looking and therefore are subject to risks and uncertainties. All statements in this document other than statements of historical fact are, or could be, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. However, the absence of these words does not mean that a statement is not forward-looking. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond its control, that could cause its actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: Johnson Controls' ability to develop or acquire new products and technologies that achieve market acceptance and meet applicable quality and regulatory requirements; the ability of Johnson Controls to execute on its operating model and drive organizational improvement; Johnson Controls' ability to successfully execute and complete portfolio simplification, including the completion of the divestiture of the Residential and Light Commercial business, as well as the possibility that the expected benefits of such actions will not be realized or will not be realized within the expected time frame; the ability to hire and retain senior management and other key personnel, including successfully executing Johnson Controls' Chief Executive Officer transition; the ability to innovate and adapt to emerging technologies, ideas and trends in the marketplace, including the incorporation of technologies such as artificial intelligence; the ability to manage general economic, business and capital market conditions, including the impact of recessions, economic downturns and global price inflation; fluctuations in the cost and availability of public and private financing for Johnson Controls' customers; the ability to manage macroeconomic and geopolitical volatility, including restrictive trade measures, supply chain shortages and the conflict between Russia and Ukraine and the ongoing conflicts in the Middle East; managing the risks and impacts of potential and actual security breaches, cyberattacks, privacy breaches or data breaches; maintaining and improving the capacity, reliability and security of Johnson Controls' enterprise information technology infrastructure; the ability to manage the lifecycle cybersecurity risk in the development, deployment and operation of Johnson Controls' digital platforms and services; changes to laws or policies governing foreign trade, including economic sanctions, tariffs, foreign exchange and capital controls, import/export controls or other trade restrictions; fluctuations in currency exchange rates; changes or uncertainty in laws, regulations, rates, policies, or interpretations that impact Johnson Controls' business operations or tax status; the ability to adapt to global climate change, climate change regulation and successfully meet Johnson Controls' public sustainability commitments; risks and uncertainties related to the settlement with a nationwide class of public water systems concerning the use of AFFF; the outcome of litigation and governmental proceedings; the risk of infringement or expiration of intellectual property rights; Johnson Controls' ability to manage disruptions caused by catastrophic or geopolitical events, such as natural disasters, armed conflict, political change, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments; any delay or inability of Johnson Controls to realize the expected benefits and synergies of recent portfolio transactions; the tax treatment of recent portfolio transactions; significant transaction costs and/or unknown liabilities associated with such transactions; labor shortages, work stoppages, union negotiations, labor disputes and other matters associated with the labor force; and the cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Johnson Controls business is included in the section entitled "Risk Factors" in Johnson Controls Annual Report on Form 10-K for the fiscal year filed with the SEC, which is available at www.sec.gov and www.johnsoncontrols.com under the "Investors" tab, and such factors may be updated from time to time in Johnson Controls filings with the SEC, which are or will be accessible on the SEC's website at www.sec.gov. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this communication are made only as of the date of this document, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this communication.